UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2010

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Medallion Financial Corp. (the “Company”) publicly announced its stock repurchase program in a press release dated November 5, 2003, after the Board of Directors approved the repurchase of up to $10,000,000 of its outstanding common stock, which was increased by an additional $10,000,000 authorization on November 3, 2004 when the Company approached its initial authorization limit. In the period covering August 20, 2010 to August 25, 2010, the Company purchased a total of 123,025 shares of common stock at a cost of $827,261, or $6.72 per share. Of these repurchases, on August 25, 2010, the Company purchased 98,500 shares of common stock at a cost of $6.65 per share in a block purchase from an unaffiliated institution in a negotiated transaction. As of August 25, 2010, a total of 1,569,873 shares had been repurchased under the program at a cost of $13,878,893, for an average cost of $8.84 per share. As of August 25, 2010, $6,121,107 remains available for future stock repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall

Name: Larry D. Hall Title: Chief Financial Officer

Date: August 26, 2010

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